UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 13, 2009

CME Group Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-31553	36-4459170
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20 South Wacker Drive, Chicago, Illinois		60606
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	312-930-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

Effective November 4, 2009, Craig S. Donohue, CME Group Inc.’s ("CME Group") Chief Executive Officer, adopted a prearranged trading plan (the "Donohue Plan") to sell shares of CME Group’s Class A common stock. Effective November 10, 2009, Phupinder S. Gill, CME Group’s President, also adopted a prearranged trading plan ((the "Gill Plan)" and collectively with the Donohue Plan, the "Trading Plans") to sell shares of CME Group Class A common stock.

The Trading Plans were designed to comply with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and CME Group’s policies regarding stock transactions. Under Rule 10b5-1, directors, officers and other persons who are not in possession of material non-public information may adopt a prearranged plan or contract for the sale of the registrant’s securities under specified conditions and at specified times to achieve prudent and gradual asset diversification over time. The Trading Plans will enable Messrs. Donohue and Gill to diversify their personal investment portfolio in an orderly, prearranged manner.

Under the terms of the Donohue Plan, Mr. Donohue will exercise options on 17,500 shares of CME Group stock, which an authorized broker will sell over a period of 13 months. The number of shares involved represents less than 15 percent of Mr. Donohue’s current holdings, including his vested and unvested equity awards outstanding. Mr. Donohue currently owns shares of CME Group with a value of approximately $6.1 million based on today's closing price of $313.76. Mr. Donohue’s current share ownership meets the company's stock ownership guidelines (ownership of stock valued at five times his annual base pay). He has met this requirement two years ahead of schedule.

Under the terms of the Gill Plan, Mr. Gill will exercise options on 6,000 shares of CME Group stock, which an authorized broker will sell over a period of 13 months. The number of shares involved represents less than 15 percent of Mr. Gill's current holdings, including his vested and unvested equity awards outstanding. Mr. Gill is on target to meet his stock ownership guidelines (ownership of stock valued at four times his annual base pay) by the deadline of 2011, with current stock ownership valued at approximately $2.3 million based on today's closing price of $313.76.

Shares will be sold under the Trading Plans in the open market at prevailing market prices, subject to minimum price thresholds. The executive officers will have no control over the timing of the stock sales under the Trading Plans, subject to pre-established sales periods. All stock sales under the Trading Plans will be disclosed publicly in accordance with applicable securities laws, rules and regulations through appropriate filings with the U.S. Securities and Exchange Commission. The exercise of options and sale of the shares received pursuant to the terms of the Trading Plans will not result in a reduction of the current share ownership of the executives.

The information in this Item 7.01 of CME Group’s Current Report on Form 8-K shall not be deemed to be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, unless such subsequent filing specifically references this Current Report on Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CME Group Inc.

November 13, 2009	By:	Kathleen M. Cronin

Name: Kathleen M. Cronin
Title: Managing Director, General Counsel & Corporate Secretary